EXHIBIT A


                                                       REAPPROVAL     REAPPROVAL
NAME OF SERIES                                             DATE           DAY

Dreyfus Disciplined Stock Fund                         April 4, 1998   April 4th
Dreyfus Disciplined Midcap Stock Fund                  April 4, 1998   April 4th
Dreyfus Institutional S&P 500 Stock Index Fund         April 4, 1998   April 4th
Dreyfus Disciplined Equity Income Fund                 April 4, 1998   April 4th
Dreyfus Bond Market Index Fund                         April 4, 1998   April 4th
Dreyfus International Equity Allocation Fund           April 4, 1998   April 4th
Dreyfus Money Market Reserves                          April 4, 1998   April 4th
Dreyfus U.S. Treasury Reserves                         April 4, 1998   April 4th
Dreyfus Municipal Reserves                             April 4, 1998   April 4th
Dreyfus Institutional Prime Money Market Fund          April 4, 1998   April 4th
Dreyfus Institutional U.S. Treasury Money Market Fund  April 4, 1998   April 4th
Dreyfus Institutional Government Money Market Fund     April 4, 1998   April 4th
Dreyfus Premier Balanced Fund                          April 4, 1998   April 4th
Dreyfus Premier Small Company Stock Fund               April 4, 1998   April 4th
Dreyfus Premier Limited Term Income Fund               April 4, 1998   April 4th
Dreyfus Disciplined Intermediate Bond Fund             April 4, 1998   April 4th
Dreyfus Premier Large Company Growth Fund              April 4, 1999   April 4th